EXHIBIT 99.2

SPARTAN MOTORS, INC.
1000 REYNOLDS RD. CHARLOTTE, MI 48813 USA
TELEPHONE 517.543.6400 FACSIMILE 517.543.5403
WEB PAGE – WWW.SPARTANMOTORS.COM

FOR IMMEDIATE RELEASE

Spartan Motors Announces Dividend

CHARLOTTE, Michigan, Oct. 28, 2010 – Spartan Motors, Inc. (NASDAQ: SPAR) today announced that its board of directors has declared its semi-annual cash dividend of $0.05 per share of common stock.

The Charlotte, Mich.-based manufacturer of custom chassis, emergency-rescue and service and delivery vehicles reported its semi-annual dividends will be payable on Dec. 9, 2010 to shareholders of record at the close of business on Nov. 11, 2010.

“The Board’s declaration of this semi-annual dividend is an important indication of our continued financial strength and solid balance sheet, as well as the Board’s confidence in our future opportunities for growth.” said John Sztykiel, president and chief executive officer of Spartan Motors. “This marks the twenty-third consecutive year that we have paid a dividend, demonstrating our commitment to our shareholders.”

About Spartan Motors, Inc.

Spartan Motors, Inc. (NASDAQ: SPAR) designs, engineers and manufactures specialty chassis, specialty vehicles and truck bodies and aftermarket parts for the outdoor recreation/RV, emergency-response, defense, delivery and service markets. The company’s brand names – Spartan™, Crimson Fire™, Crimson Fire Aerials™, and Utilimaster® – are known for quality, value, service and being the first to market with innovative products. The company employs approximately 1,600 at facilities in Michigan, Pennsylvania, South Dakota, Indiana and Texas. Spartan reported sales of $430 million in 2009 and is focused on becoming a global leader in the manufacture of specialty vehicles and chassis.

This release contains some forward-looking statements that are not historical facts, including statements concerning our business, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," and "should." These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationship with major customers or suppliers; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. All dividends are considered and declared by our Board of Directors, in its discretion. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT: Joseph Sztykiel, CEO, or Joseph Nowicki, CFO Spartan Motors, Inc. (517) 543-6400	Paula Droste Director of Investor Relations and Treasury Spartan Motors, Inc. (517) 541-3802 paula.droste@spartanmotors.com

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